EXHIBIT 99.1

Upexi to Participate in Upcoming October Investor Conferences

TAMPA, Fla., October 6, 2025 -- Upexi, Inc. (NASDAQ: UPXI) (the “Company” or “Upexi”), a brand owner specializing in the development, manufacturing, and distribution of consumer products with diversification into the cryptocurrency space, today announced that management will participate in the following October 2025 investor conferences. Conference details can be found below for each.

A.G.P.'s Digital Asset Treasury Showcase

Dates: October 8, 2025

Location: Virtual

Attendees: Brian Rudick, Chief Strategy Officer

Type: Fireside Chat

Fireside Chat Date and Time: Wednesday, October 8, 2025, at 11:00 am E.T.

Webcast: https://ir.upexi.com/news-events/ir-calendar

Planet Microcap Showcase

Dates: October 21-23, 2025

Location: Arcadian Court and Loft, Toronto, Canada

Attendees: Allan Marshall, CEO, Director

Type: Presentation, Investor Meetings

Presentation Date and Time: Wednesday, October 22, 2025, at 12:00 pm E.T.

Webcast: https://ir.upexi.com/news-events/ir-calendar

Maxim Growth Summit

Dates: October 22-23, 2025

Location: Hard Rock Hotel, New York City

Attendees: Brian Rudick, Chief Strategy Officer

Type: Digital Asset Treasury Panel, Investor Meetings

Panel Date and Time: Thursday, October 23, 2025, at 10:00 am E.T.

Webcast: https://ir.upexi.com/news-events/ir-calendar

To schedule a one-on-one meeting with Upexi’s management team, please email KCSA Strategic Communications at Upexi@KCSA.com.

About Upexi, Inc.

Upexi is a brand owner specializing in the development, manufacturing, and distribution of consumer products. The Company has entered the cryptocurrency industry and cash management of assets through a cryptocurrency portfolio. For more information on Upexi’s treasury strategy and future developments, visit www.upexi.com.

Follow Upexi on X - https://x.com/upexitreasury

Follow CEO, Allan Marshall, on X - https://x.com/UpexiAllan

Follow CSO, Brian Rudick, on X - https://x.com/thetinyant

Company Contact

Brian Rudick, Chief Strategy Officer

Email:brian.rudick@upexi.com

Phone: (203) 442-5391

Media Contact

Gasthalter & Co.

Upexi@gasthalter.com

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto, Managing Director

Email: Upexi@KCSA.com

Phone: (212) 896-1254